UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2005

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement

On September 23, 2005, OraSure Technologies, Inc. (the “Company”) entered into an employment agreement (“Employment Agreement”) with Stephen R. Lee, Ph.D., the Company’s newly appointed Executive Vice President and Chief Science Officer. Pursuant to the Employment Agreement, Dr. Lee will receive an annual base salary of at least $250,000, have an annual cash bonus target of at least 40% of his base salary, receive a cash bonus of at least $75,000 in respect of his performance during 2005 and be reimbursed for up to $10,000 in legal expenses incurred in connection with his joining the Company. The Employment Agreement has an initial term of 2 years and will automatically renew for successive 2-year periods unless the Company elects not to renew or the Employment Agreement is otherwise terminated pursuant to its terms.

On his date of hire (i.e. September 23, 2005), Dr. Lee received an option to purchase 125,000 shares of the Company’s common stock and was granted 40,000 restricted shares. The option has an exercise price equal to the average of the high and low sales prices of the Company’s common stock as reported on The NASDAQ Stock Market on Dr. Lee’s date of hire and will vest over four years, with the first 25% vesting on the first anniversary of the grant date and the remaining 75% vesting on a monthly basis over the next succeeding three years. The grant of restricted shares will vest over a three-year period, with one-third vesting on the first anniversary, the second one-third vesting on the second anniversary and the final one-third vesting on the third anniversary of Dr. Lee’s date of hire.

Dr. Lee will be entitled to continue to receive his salary for 12 or 18 months, and he will receive certain other amounts and his unvested equity awards will immediately vest in whole or in part, if his employment is terminated under certain circumstances, including in connection with a change of control of the Company, as more fully set forth in the Employment Agreement. The terms of the Employment Agreement are substantially similar to the terms contained in the employment agreements with the Company’s other executive officers. A copy of the Employment Agreement is attached to this Report as Exhibit 99 and is incorporated herein by reference.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 23, 2005, the Company appointed Stephen R. Lee, Ph.D. as its Executive Vice President and Chief Science Officer. In this position, Dr. Lee will be responsible for directing the Company’s research and development activities.

Dr. Lee joins OraSure Technologies with twenty years of experience in the immunodiagnostic industry primarily with Ortho Clinical Diagnostics, a Johnson & Johnson company. While at Ortho, Dr. Lee served as Vice President, Assay Research & Development, Executive Director, Worldwide Immunodiagnostic Product Development and Director, Infectious Disease Assay Development. Dr. Lee has had responsibility for or direct involvement in the development of over 40 major diagnostic assays, in such areas as infectious disease, cardiology, oncology and other conditions. In 1997, Dr. Lee was awarded The Johnson Medal, Johnson & Johnson’s highest award for Research and Development. Prior to joining Ortho, Dr. Lee worked as a scientist for both Wampole Labs and Immunicon Corporation.

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Dr. Lee is 46 years old and received a Ph.D. in BioChemistry from Cardiff University (U.K.) in 1985 and a BSc. in Biochemistry from Sheffield University (U.K.) in 1981.

The terms of Dr. Lee’s Employment Agreement are set forth in Section 1.01 and Exhibit 99 of this Report, both of which are incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: September 28, 2005	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel
and Secretary

Index to Exhibits

Exhibit No.	Description
99	Employment Agreement, dated September 23, 2005, between Stephen R. Lee, Ph.D. and OraSure Technologies, Inc.